Exhibit 10.2

1710

Tencent WeStart

Lease Agreement

This LEASE AGREEMENT (**"Agreement"**) is entered into by and between **OURS MEDIA HONG KONG LIMITED** (**"Ours Media", "We", "Us" or "Our"**) and the Tenant ("Tenant" or **"You"**) for the use of the co-working spaces (**"Spaces"**) in WeStart HK (**"Services"**) as specified below. WeStart HK is a creative incubation for start-ups with resources supported by Tencent, K11, and VS Media, but operated locally solely by Ours Media.

Ours Media can be contacted at:-

Email	hello@westarthk.com
Phone	+852 2568 6650
Address	6/F, KOHO, 75 Hung To Road, Kwun Tong, Kowloon, Hong Kong

The Tenant is identified as: -

Name	Candy Yeung
Email	candy@vs-media.com
Phone	2865 9992
Company Name	VS Media Limited
Nature of Business	Digital Marketing

Agreement details are as follows (please circle the appropriate option): -

Lease type	Citizen
Agreement length	12 months
Agreement period	1 April, 2022 – 31 March, 2023
Total number of affiliated Tenants	38
Monthly Lease fee	HKD57,000 / month
Room assigned	Netherlands, Russia, Israel
Remarks	

HONG KONG STAMP DUTY 33 28. 4.22 33

HONG KONG STAMP DUTY PAID 印花 $ 01710.00 香港

Tencent WeStart (Hong Kong) 騰訊眾創空間(香港)
6/F, KOHO, 75 Hung To Road, Kwun Tong, Kowloon, Hong Kong 香港觀塘鴻圖道75號KOHO6樓
www.westarthk.com

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Tencent WeStart

This Agreement supersedes any previous agreement, written or verbal, the Tenant may have with Ours Media, who reserves the right to update or amend the following at any time without prior notice.

Failure to comply with any terms in this Agreement might result in termination of this Agreement at the sole and absolute discretion of Ours Media.

1 Description of Services

1.1 **Types of lease:** The lease types are defined as follows:-

Traveler	Hot desk with access from 9am – 7pm, Monday through Friday
Resident	Assigned dedicated work desk and personal pedestal with monthly 24/7 access
Citizen	Assigned private room with personal work desk and pedestal with monthly 24/7 access

Tenants may add or remove affiliated Tenants by giving notice to Ours Media in writing in the form prescribed in Schedule 1 to this Agreement. Ours Media preserves the right to decide on the quota of the affiliated Tenants.

1.2 Traveler Tenants are required to leave the Space latest by 10pm on weekdays.

1.3 **Internet services:** Ours Media will provide internet service to You connected via Wi-Fi networks:-

(1) The Wi-Fi and/or wireless networks of Ours Media are shared infrastructure. Network abuse may result in reduction in other Tenants' bandwidth. Repeated abuse may result in termination of Your Lease agreement.

(2) The internet service must not be used for unlawful purposes.

(3) You should not upload files that contain viruses, Trojan horses, worms, time bombs, cancelbots, corrupted files, or any other similar software or programs that may damage the operation of another's computer or property.

(4) You should not publish, post, upload, distribute or disseminate any inappropriate, profane, defamatory, obscene, indecent or unlawful topic, name, material or information on or through the networks.

(5) You should not upload, or otherwise make available, files that contain images, photographs, software or other material protected by intellectual property laws, including but not limited to copyright or trademark laws unless You own or control the rights thereto or have received all necessary consent to do the same.

(6) You should not use any material or information, including images or photographs, which are made available through the Services in any manner that infringes any copyright, trademark, patent, trade secret, or other intellectual property rights of any party.

(7) You should not download any files that cannot be legally reproduced, displayed, performed, and/or distributed in such manner.

(8) Ours Media has no guarantee that a certain degree of internet connection is attained in any location within Our Space and that the internet service will be uninterrupted or error free. We have confidence, however, that the internet service shall perform in a professional manner.

(9) Ours Media cannot guarantee the absolute security of Our network as no method of transmissions over the internet or method of electronic storage is 100% secure. Ours Media does NOT make any warranties or guarantees about security and it is Your responsibility to secure Your own personal machine with intrusion detection/prevention software (such as firewall) and antimalware software.

Tencent WeStart (Hong Kong) 騰訊眾創空間(香港)
6/F, KOHO, 75 Hung To Road, Kwun Tong, Kowloon, Hong Kong 香港觀塘鴻圖道75號KOHO6樓 2
www.westarthk.com

Tencent WeStart

1.4 **Printing and photocopying:** Each Tenant is granted a monthly allocation for 40 pages of printing and photocopying each month, among which color copying and printing at no more than 10 pages is allowed. Printing allocation/quotas are not rolled over from month to month. Printouts and copies in excess of the amount specified may be subject to overage fees

1.5 **Light refreshments available:** You are entitled to complimentary coffee, tea, and water in Our Café Area. Other drinks and snacks are available at the neighboring shelves at extra costs. All items are subject to availability and We trust Your integrity in enjoying the refreshments.

1.6 **Shared Event Spaces and Facilities:** Ours Media provides Event Spaces (**"the Event Spaces"**) and facilities, studios and rooms (**"Facilities"**). Subject to availability, Tenants are entitled to use the Event Spaces and Facilities. Tenants have read, agree and will comply with Our "WeStart Facilities Rental Terms & Conditions" and "WeStart Event Spaces Rental Agreement" in respect of the booking of the Facilities and the Event Spaces as attached and updated by Ours Media from time to time.

1.7 **Maintenance of the Space:** Regular maintenance of the Space will be provided:-

(1) The Space will be professionally cleaned regularly and as needed by Ours Media.
(2) Ours Media will provide air-conditioning in the office space between 9:00 am to 10:00 pm daily.
(3) Any maintenance resulting from damage, misuse or mistreatment by a Tenant will be billed to that Tenant in their next monthly lease bill.

1.8 **Services and support provided by Ours Media, Staff on site:** Ours Media will provide services and support during normal operation hours (10am – 7pm, Monday through Friday). All services and support are subject to availability at the time of request and We reserve the right to refuse to provide any such services at Our discretion. We try Our very best to provide promised services at the earliest available time but will not be held responsible should there is a delay. Our staff will be available in the Space during regular business hours:-

(1) "Regular business hours" are generally from 10:00 am to 7:00 pm of any day other than a Saturday, Sunday or public holiday in Hong Kong when banks in Hong Kong are generally open for business (**"Business Day"**).
(2) Our Staff may not always be available during "regular business hours".

1.9 All Tenants entitlements contained in this Agreement are subject to change from time to time.

2 Use of Services

2.1 **Accessing the Space, booking and payments:** The Tenant is required to download Our mobile app (**"Mobile App"**) in order to access the Space and Your assigned office (if applicable), process payment, reserve conference rooms and production facilities, rent locker, subscribe to mail service, etc. You should contact staff Tenants of Ours Media should You have any issues with the Mobile App. You are responsible for ensuring that the office assigned (if applicable) is securely locked.

2.2 **Account security:** You agree that You will not give access to a third party or allow a non-Tenant to use Your Mobile App account. You acknowledge that You are entirely responsible for maintaining the confidentiality of Your login ID and password (**"Account Information"**) for Your Mobile App account:-

(1) You agree to notify Ours Media immediately of any unauthorized use of Your account or any other breach of security.

Tencent WeStart (Hong Kong) 騰訊眾創空間(香港)
6/F, KOHO, 75 Hung To Road, Kwun Tong, Kowloon, Hong Kong 香港觀塘鴻圖道75號KOHO6樓
www.westarthk.com
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(2) You agree that Ours Media will not be liable for any loss that You may incur as a result of someone else using Your Account Information, either with or without Your knowledge.
(3) You further agree that You could be held liable for losses incurred by Ours Media or another party due to someone else using Your Account Information.
(4) For security purposes, You should keep Your Account Information in a secure location and take precautions to prevent others from gaining access to Your Account Information.
(5) You agree that You are entirely responsible for all activities in Your account, whether initiated by You, or by others.
(6) Ours Media specifically disclaims liability for any activity in Your account, regardless of whether You authorized the activity.

2.3 **Furnishings:** Ours Media provides Tenants use of furnishing in all areas in the Space:-
(1) You will be provided with an inventory list of all furniture and equipment assigned (if applicable) and a note on the condition upon move-in.
(2) You should check if there is any damage or problems with the furniture and equipment assigned upon moving into the Spaces. You should contact Our staff immediately if You notice any problems and/or damage with the furniture and equipment assigned.
(3) You are responsible for keeping such furniture and equipment assigned in good condition.
(4) You should endeavor to keep in good condition of all parts of the Space, including all furniture, equipment, and furnishings.
(5) You must only use the desks for office purposes in accordance to the nature of business as stated above.
(6) You are not allowed to install any furniture, cabling, IT, or telecom connections in any area within the Space without prior written consent of Ours Media. In any event, You should safeguard Your own furnishings and belongings.
(7) No modifications are allowed on any desk, furniture, equipment, and furnishing. No signs are allowed in places visible from outside Your assigned desk. Upon Our written approval and at Your own costs, We could customize and tailor-made the private office assigned to You, if applicable. You are responsible for the reinstatement at the end of the agreement period.

2.4 **Guests:** Ours Media allows guests or visitors for all Tenants:-
(1) All non-Tenant visitors must check in at the front desk of the Space and may be required to pay a day use fee for usage of the Space.
(2) Tenants are required to have their visitors check in with the front desk of the Space prior to usage of the Space.

2.5 **Appropriate behavior:** You, Your employees, and guests shall behave in business manner at all times. You are liable for all actions of and damage caused by Your employees and guests.

2.6 **Events hosted by Ours Media:** Ours Media will host industry events subject to advanced planning:-
(1) Registration is required for the Tenant on a first-come-first-served basis. Ours Media may reconfigure the main area during events, by removing the tables and adding more chairs.
(2) Ours Media will endeavor to minimize the associated noise and annoyance but shall not be held responsible for any disturbances.

2.7 **Acceptable uses:** You agree to abide by the following as well as enforce the same with any of Your Guests. In particular, You should **NOT**:-
(1) Restrict or inhibit any other Tenants or users from using and enjoying the Services.

Tencent WeStart (Hong Kong) 騰訊眾創空間(香港)
6/F, KOHO, 75 Hung To Road, Kwun Tong, Kowloon, Hong Kong 香港觀塘鴻圖道75號KOHO6樓
www.westarthk.com
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(2) Violate any guidelines which may be applicable for any particular Service.
(3) Harvest or otherwise collect information about others, including email addresses, without the authorization or consent of the disclosing party.
(4) Violate any applicable laws or regulations.
(5) Create a false identity for the purpose of misleading others.
(6) Allow any guests to enter the Space without registering them according to Our policies.
(7) Use the Services in connection with contests, pyramid schemes, chain letters, junk email, spamming, any duplicative or unsolicited message, commercial or otherwise.
(8) Defame, abuse, harass, stalk, threaten or otherwise violate the legal rights, including and not limited to rights of privacy and publicity of others.
(9) Publish, post, upload, distribute or disseminate any inappropriate, profane, defamatory, obscene, indecent or unlawful topic, name, material or information in or through the Space.
(10) Perform any activity that is reasonably likely to be disruptive or dangerous to other Tenants, their guests, or their property.
(11) Use the Services to conduct or pursue any illegal activities.
(12) Use the Services to conduct any activity that is generally regarded as offensive.
(13) Attach or affix any items to the walls, install antennas, or telecommunication lines or devices in the Space or bring additional furniture into the Space, in each case without Our prior written consent.
(14) Take or copy information belonging to other Tenants or their guests.
(15) Use or incorporate in any manner, any name or trademark owned or licensed by Tencent, including without limitation, "WeStart", "Tencent", "WeStart HK", "Tencent WeStart (Hong Kong)", or any similar mark or derivative of the foregoing or in any way indicate that Your business is affiliated with, collaborates with, or sponsored by Tencent, without Our prior written consent.
(16) Use pictures or illustrations of the Space in any advertising, publicity or other purpose, without Our prior written consent.
(17) Use the Space in a "retail", "medical", or other nature involving frequent visits by Tenants of the public.
(18) All excessive noise, nuisance, and annoyance are not tolerated within the Space. Such actions include and are not limited to bringing in hazardous and illegal items, using the space for any illegal or harmful activities, obstructing any hallways or public areas, smoking, and/or any malicious/disruptive/inappropriate acts.

2.8 **No subletting:** Except with the prior written permission of Ours Media, You shall not assign or transfer the benefit of this Agreement created herein or assign or allow the use of any part of the Spaces to or by a third party.

2.9 **Security:** The Tenant hereby acknowledges that Ours Media has in place 24-hour surveillance cameras in public areas for security reasons.

2.10 **Lockers:** Lockers are available for rental at extra costs, and the instructions to subscription could be found in Our Mobile App. You must not store any illegal or dangerous items or any items subject to possible decay, and would be held responsible for any items stored in the lockers. Ours Media reserves the right to terminate the locker service without prior consent should there is any violation.

2.11 **Assess to Your desk or office:** Ours Media reserves the right to access Your assigned desk or office (if applicable). We will, however, try to notify You in advance for the need to carry out maintenance, repair, or routine inspection work.

Tencent WeStart (Hong Kong) 騰訊眾創空間(香港)
6/F, KOHO, 75 Hung To Road, Kwun Tong, Kowloon, Hong Kong 香港觀塘鴻圖道75號KOHO6樓
www.westarthk.com
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Tencent WeStart

3 Fees and deposits

3.1 **Deposits:** The Tenant is required to pay a security deposit that is the equivalent to one month of the monthly lease fee immediately on the commencement of this Agreement:-

(1) You shall pay the deposit via cheque or bank transfer.
(2) The deposit is not intended to be a reserve from which fees may be paid. In the event You owe Ours Media any other fees, they will not be deducted from the deposit, but You must pay them separately.
(3) The amount of deposit must remain the same for the duration of this Agreement.
(4) Ours Media will hold the deposit during the Agreement period, and will refund, having deducted any outstanding fees, to You at the end of the Agreement period or at the time of the termination of this Agreement.

3.2 **Lease fee:** You shall pay the monthly lease fee as stated above in advance:-

(1) The lease fee covers only the number of Tenants indicated.
(2) The monthly lease fee will be auto-deducted according to Your authorized payment method in the Mobile App. Such transaction happens every 30 days under the corresponding agreement period.
(3) Accounts are considered past due if payment has not been received by end of day on the 20th of the month.

3.3 **Consequences of non-payment:** If the auto-payment fails, and the payment is not received on:-

(1) The third (3rd) day after original due date, We will notify You via e-mail;
(2) The fifteenth (15th) day after original due date, Your access to the Space will be denied with a second e-mail notice;
(3) The twentieth (20th) day after original due date, this Agreement is terminated with immediate effect and the deposit will be forfeited.

3.4 Ours Media will hold in custody Your personal belongings kept within the Space, on assigned desk or room, and inside assigned locker (whichever applicable) for the subsequent fourteen (14) days, after which Ours Media is entitled to handle such items at Our discretion, including the option to disposing of the items in any way considered appropriate without prior notice. Ours Media is not liable for any loss or damage of any items held in its custody.

3.5 Tokens can be used to reserve conference rooms and production facilities and purchase other items within the Space, and can be topped up in Our Mobile App.

3.6 Other payments made in-app would be charged at the time of transaction.

3.7 **Payment Contact and Account Changes:** You shall promptly notify Us of any change to Your contact and payment information.

3.8 **Changes to lease fee:** Lease fees and other service fees may be subject to increases during the term of this Agreement. Ours Media agree any adjustment of lease fee requires mutual consent during contract period.

3.9 **Refunds:** Ours Media lease fees are not refundable once payment is processed.

Tencent WeStart (Hong Kong) 騰訊眾創空間(香港)
6/F, KOHO, 75 Hung To Road, Kwun Tong, Kowloon, Hong Kong 香港觀塘鴻圖道75號KOHO6樓
www.westarthk.com
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Tencent WeStart

3.10 **Bank charges:** You are responsible for all bank charges associated with the payments.

3.11 **Calculation of dates:** Each month in this Agreement is defined as 30 days. If any of the above-mentioned date falls on Saturdays, Sundays, or public holidays, the action will be postponed to the next business day.

3.12 **Notice of changes:** Ours Media will provide notice to Tenants of any changes to services, fees, or other updates to the email addresses provided and through the Mobile App. It is Your responsibility to read such notices and keep Your e-mail address updated with Ours Media.

3.13 **Overseas Bank Transfer Details:**

Payee Name:	Ours Media HK Ltd
Beneficiary Bank:	The Hong Kong and Shanghai Banking Corporation Limited
Bank Address:	1 Queen's Road Central, HK
Bank Code:	004
Account No.:	484-256243-838
SWIFT Code:	HSBCHKHHHKH

4 Tenant term

4.1 This Agreement will be effective on the first day of the agreed agreement period (**"the Start Date"**). You will be entitled to the Services and benefits of the Space once payment is made in respect of all deposit and lease fee.

4.2 Each Tenant will begin on the later of the Start Date. This Agreement lasts for the length and during the period as stated above.

4.3 Each Tenant will terminate upon the earlier of the termination of the Agreement, Your removal of a Tenant or Our notification to You if You violated this Agreement.

4.4 If the Start Date is a Business Day, You will be entitled to move into the office space on the Start Date. If the Start Date is not a Business Day, the Tenants will be entitled to move into the office space on the first Business Day after the Start Date.

4.5 At the end of this Agreement period Your Tenant is subject to review with no guarantee of renewal. We will notify You if Your renewal is not granted at least 15 days before the end of the Agreement period. Your agreement will be renewed automatically if no special arrangements are otherwise in place at time of renewal. All fees and terms are subject to change at the time of renewal.

5 Termination

5.1 Either party to this Agreement may terminate the Agreement by mutual consent. Such termination should be confirmed in writing at least 30 days before the desired agreement end date. The Tenant, however, might be subject to paying the full lease fees for the unexpired term and all outstanding invoices.

5.2 **Early termination:** You will be released from Your obligations under this Agreement and will be allowed to terminate prior to the end date as stated on the Agreement, subject to You paying the full lease fee for the unexpired term together with all other outstanding payments. Upon payment of the full lease fee for the unexpired term together with all other outstanding payments, the deposit will be refunded to You.

5.3 Ours Media reserves the right to terminate this Agreement immediately if:-

(1) You go into liquidation or otherwise become unable to pay Your fees; or

(2) You breach any of Your obligations or violated any terms contained in this Agreement; or

Tencent WeStart (Hong Kong) 騰訊眾創空間(香港)
6/F, KOHO, 75 Hung To Road, Kwun Tong, Kowloon, Hong Kong 香港觀塘鴻圖道75號KOHO6樓
www.westarthk.com
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Tencent WeStart

(3) Your conduct or that of someone at the Space with Your permission or at Your invitation is incompatible with ordinary office use; or
(4) Ours Media has given You notice to rectify certain matters and which you have failed to do so, within 14 days of the said notice.

5.4 In the event that the Agreement is terminated for the above, You will remain liable for past due amounts and Ours Media may exercise its rights to collect due payment despite termination of this Agreement. You must:-
(1) Pay the full lease fees for the remainder of the agreement period had it not been terminated;
(2) Pay all outstanding invoices; and
(3) Indemnify Ours Media against all costs and losses incurred due to the termination.

5.5 **Handing over and removal of property upon termination:** You shall cease to use and occupy the Space on the expiry or sooner termination of this Agreement; remove all its equipment, belongings, articles and things and to vacate from the Space. After providing You with reasonable notice, We will be entitled to dispose of any property remaining in or on the Space after the termination of this Agreement without any obligation to store such property, and You waive any claims or demands regarding such property or Our handling of such property. You will be responsible to pay any fees reasonably incurred by Ours Media regarding such removal. Following the termination of this Agreement, We will not forward or hold mail or other packages delivered to Us.

6 Other Tenants / dispute between Tenants

6.1 Ours Media does not control and is not responsible for the actions of other Tenants. If a dispute arises between You and other Tenants/their invitees or guests, Ours Media shall have no responsibility or obligation to participate, mediate or indemnify any party. Ours Media does reserve the right to terminate Your lease agreement immediately, without refund, if any disputes between Tenants becomes disruptive.

6.2 Harassment of any kind will not be tolerated.

7 Insurance

7.1 You are solely responsible to maintain, at Your own expense, personal property insurance and commercial general liability insurance covering property loss and damage, injury to the Tenants and the Tenants' guests and prevention of or denial of use of or access to, all or part of the Space in form and amount appropriate to Your business. You shall provide proof of insurance upon Our request.

8 Our Liability

8.1 Ours Media is not held responsible for any loss if We fail to perform this Agreement as a result of political unrest, mechanical failures, strike, extreme weather, or other situations beyond Our reasonable control.

8.2 Ours Media is not liable under any cause of action, for any indirect, special, incidental or consequential damages, including loss of profits or business interruption and is not liable for any loss, damage, or claim arising from this Agreement or Your use of services unless it is directly attributable to Our deliberate acts or gross negligence. The aggregate monetary liability of Ours Media to You for any reason and for all causes of action, shall not exceed one month of Your monthly lease fee under this Agreement.

8.3 You shall indemnify Ours Media from and against any and all claims, liabilities, and expenses including reasonable legal fees, resulting from any breach of this Agreement by You or Your guests or their

Tencent WeStart (Hong Kong) 騰訊眾創空間(香港)
6/F, KOHO, 75 Hung To Road, Kwun Tong, Kowloon, Hong Kong 香港觀塘鴻圖道75號KOHO6樓
www.westarthk.com
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Tencent WeStart

actions or omissions. You are responsible for the actions of and all damages caused by You or Your guests. You may be liable for repair and replacement fees incurred by Ours Media.

9 Confidentiality

9.1 All terms contained in this Agreement is confidential. Each party shall protect the Confidential Information of the other party against unauthorized disclosure by using the same degree of care as it takes to preserve and safeguard its own confidential information of a similar nature, being at least a reasonable degree of care.

9.2 You acknowledge that during the use of services, You might be in contact with confidential information that is shared by Ours Media or any other Tenants which constitutes Confidential Information. You shall to keep such Information confidential and not disclose to any third parties.

9.3 Confidential Information may be disclosed by the receiving party to its employees, affiliates and professional advisers, provided that the recipient is bound in writing to maintain the confidentiality of the Confidential Information received.

9.4 The obligations set out in this Clause herein shall not apply to Confidential Information that the receiving party can demonstrate:

(1) Is or has become publicly known other than through breach of this Clause; or
(2) Was in the possession of the receiving party prior to disclosure by the other party; or
(3) Was received by the receiving party from an independent third party who has full right of disclosure; or
(4) Was independently developed by the receiving party; or
(5) Was required to be disclosed by a governmental authority, provided that the party subject to such requirement to disclose gives the other party prompt written notice of the requirement.

9.5 The obligations of confidentiality in this Clause herein shall not be affected by the expiry or termination of this Agreement.

9.6 For the purpose of this Clause, **"Confidential Information"** means all information, whether technical or commercial (including all specifications, drawings and designs, disclosed in writing, on disc, orally or by inspection of documents or during discussions between the parties), where the information is:-

(1) Identified as confidential at the time of disclosure; or
(2) Ought reasonably to be considered confidential given the nature of the information or the circumstances of disclosure.

10 Miscellaneous

10.1 **Non-solicitation clause:** You agree that, during the agreement period and for the subsequent six months, You will not directly or indirectly solicit or attempt to solicit any of Our current employees or who has left Our employment within the last six months. This include any intention to refer or introduce Our current employees or who has left Our employment within the last six months to any organizations for employment purposes.

10.2 **Notices:** All formal notices should be delivered in writing or by email to Ours Media.

10.3 **Data protection:** Ours Media endeavors to keep Tenants' personal information in strict confidence and will only distribute such information to relevant third parties in order to facilitate Our service or to conduct

Tencent WeStart (Hong Kong) 騰訊眾創空間(香港)
6/F, KOHO, 75 Hung To Road, Kwun Tong, Kowloon, Hong Kong 香港觀塘鴻圖道75號KOHO6樓
www.westarthk.com
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Tencent WeStart

business on Our behalf in accordance with the Personal Data (Privacy) Ordinance (Cap 486). Ours Media, however, is not liable for any unauthorized use of Your personal information by any third party to which Ours Media discloses such information. Ours Media warrants that, to the extent it processes any personal data on behalf of the Tenant:-

(1) It shall act only on instructions from the Tenant; and

(2) It has in place appropriate technical and organizational security measures against unauthorized or unlawful processing of personal data and against accidental loss or destruction of, or damage to, personal data.

10.4 **Compliance with laws:** You must comply with all applicable and relevant laws as You conduct Your business within Our Space.

10.5 **Assignment and transfer:** No portion of this Agreement is transferable to any other party.

10.6 **Entire agreement:** This Agreement constitutes the entire agreement between the parties and supersedes and extinguishes all previous agreements, promises, assurances, warranties, representations and understandings between them, whether written or oral, relating to its subject matter. Each party agrees that it shall have no remedies in respect of any statement, representation, assurance or warranty (whether made innocently or negligently) that is not set out in this Agreement. Each party agrees that it shall have no claim for innocent or negligent misrepresentation based on any statement in this Agreement.

10.7 **Third party rights:** It is expressly provided that Contracts (Rights of Third Parties) Ordinance (Cap 623) does not apply to this Agreement. This Agreement does not give rise to any rights under the said Ordinance to enforce any term of this Agreement.

10.8 **Waiver:** No failure or delay by Ours Media to exercise any right or remedy provided under this Agreement or by law shall constitute a waiver of that or any other right or remedy, nor shall it prevent or restrict Ours Media's further exercise of that or any other right or remedy. No single or partial exercise of such right or remedy shall prevent or restrict the further exercise of that or any other right or remedy. If Ours Media does waive any rights, Ours Media will only do so in writing and that do not constitute an indication that Ours Media will automatically waive any right related to any later default by You.

10.9 **Rights and remedies:** Except as expressly provided in this Agreement, the rights and remedies provided under this Agreement are in addition to, and not exclusive of, any rights or remedies provided by law.

10.10 **Non-Disparagement:** You shall, during and after the participation in and use of the Services, refrain from making any statements or comments of a defamatory or disparaging nature to any third party regarding the Space, or any of Ours Media's staff, officers, directors, employees, personnel, agents, policies, services or products, other than to comply with the law.

10.11 **Severance:** If any provision or part-provision of this Agreement is/or becomes invalid, illegal or unenforceable, it shall be deemed modified to the minimum extent necessary to make it valid, legal and enforceable. If such modification is not possible, the relevant provision or part-provision shall be deemed to be deleted. Any modification to or deletion of a provision or part-provision under this clause shall not affect the validity and enforceability of the rest of this Agreement.

Tencent WeStart (Hong Kong) 騰訊眾創空間(香港)
6/F, KOHO, 75 Hung To Road, Kwun Tong, Kowloon, Hong Kong 香港觀塘鴻圖道75號KOHO6樓
www.westarthk.com
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Tencent WeStart

10.12 **Joint liability:** In the event that the Tenant is comprised of more than one person, all individuals within the entity are jointly liable to perform all obligations under this Agreement.

10.13 **Governing law and jurisdiction:** This Agreement is governed by and construed in accordance with the laws of Hong Kong. Each party irrevocably agree to submit all disputes arising out of or in connection with the Form (including non-contractual disputes or claims) to the exclusive jurisdiction of the Hong Kong courts.

Ours Media reserves the final rights to interpret the terms and conditions contained in this Agreement.

This Lease Agreement is identified with the following Reference Number: 2022_02_04_VSM.

I hereby confirm that I understand and agree to the terms stated above.

VS MEDIA LIMITED

Name Candy Yeung

Date April 1, 2022

Confirmed by

OURS MEDIA HONG KONG LIMITED

Name Manson Chan

Date April 1, 2022

Tencent WeStart (Hong Kong) 騰訊眾創空間(香港)
6/F, KOHO, 75 Hung To Road, Kwun Tong, Kowloon, Hong Kong 香港觀塘鴻圖道75號KOHO6樓
www.westarthk.com
11

The Chang, Chia-Ching Notary Public Office

Taiwan Shilin District Court · Republic of China

Original Notarial Certificate

TEL: (02) 2883-5023

FAX: (02) 2881-8036

Email: notary.shilin@gmail.com

Website: https://notary40.com/

The Chang, Chia-Ching Notary Public Office, Taiwan Shilin District Court, Republic of China

Address: 1F, No. 14, Ln. 74, Daxi Rd., Shilin Dist., Taipei, Taiwan (R.O.C.)

Tel: 02-2883-5023　Fax: 02-2881-8036

Original notarial certificate

No.: 2021-Shih-Yuan-Ming-Kung-Ching-Tzu-10168

Lessor	Ping Wei Co.
Uniform Business ID number: 53765118
Domiciled at 4F, No. 408, Ruiguang Road, Neihu District, Taipei City, Taiwan (R.O.C.)

Representative	HSIEH, CHEN-AN
	Male Born on April 6, 1966	National ID card No.: Q120034882
Domiciled at 4F, No. 408, Ruiguang Road, Neihu District, Taipei City, Taiwan (R.O.C.)

Lessee	VS Media Ltd.
Uniform Business ID number: 54338424
Established at 8F, No. 23, Lane 21, Section 6, Minquan East Road, Neihu District, Taipei City, Taiwan (R.O.C.)

Representative	HUANG, YA-FEN
	Female Born on July 18, 1973	Hong Kong Passport No.: KJ0558606
Domiciled at 7F-1, No. 172, Fuxing North Road, Zhongshan District, Taipei City, Taiwan (R.O.C.)

Agent	HUANG, YU-CHUN [MARUKO]
	Female Born on May 26, 1981	National ID card No.: A224279797
Domiciled at 3F, No. 41, Lane 370, Longjiang Road, Zhongshan District, Taipei City, Taiwan (R.O.C.)

Juridical acts or facts related to private rights as requested for notarization:

With regard to the property rental between the foregoing requesters, both parties state that they have reached an agreement to enter into a property lease contract so as to abide by the terms and conditions contained therein. The notarization thereof is hereby requested for the purpose of securing legal protection in order to avoid litigation and disputes.

Purport of the notarization:

(1)	The requesters’ statements on the content to be notarized: the Lessor and the Lessee have entered into a Property Lease Agreement as attached hereto, and both Parties have agreed to all the terms and conditions (including the stipulations on matters forthwith subject to compulsory enforcement) and are willing to properly fulfill such.

(2)	Exercise of the notary public’s power of elucidation, and the representations made by both Parties:

1.	The notary public explained to both parties on the spot that, according to the provisions of Article 440 of the Civil Code: “If the lessee delays paying the rental, the lessor may fix a reasonable deadline and notify him to pay. If the lessee does not pay within such deadline, the lessor may terminate the lease. If the thing leased is a house, the lease cannot be terminated so long as the total rental in arrears does not correspond to two months, the provisions of the preceding paragraph shall not be applied. The rental is agreed to pay at the commence of the period, the lessor may terminate the lease only as the rental delays paying more than two months.” In addition, according to the provisions of Article 100, Subparagraph 3 of the Land Act, the lessee may take back the house when the cumulative amount of house rental which the lessee has failed to pay exceeds the equivalent of two months’ rental, after the entire cash deposit has been used to counterbalance the amount in arrears.
2.	According to Article 14 of this Lease Agreement, both parties agree that “In case of any of the following circumstances occurring to Party B, Party A may terminate the lease: The total amount of the rent in arrears has reached two months of the rent, in which the rent is agreed to be paid at the beginning of each term (month), the delay in the payment has been over one month and Party B has still failed to make the payment within a reasonable time after receiving Party A’s demand notice.” The notary public explained the aforementioned provisions of the Civil Code and the Land Act to both of the requesters. Both the requesters expressed their understanding of such provisions, but nevertheless still insisted on the agreement that they had already entered into, and then requested that the notarization of the lease contract be continued.

(3)	The notary public examined the documents related to the Property Lease Agreement as well as the identity documents of the attendees, etc., all of which were consistent. Thus, this notarial certificate is hereby prepared according to the parties’ statements regarding their agreement. The House Lease Agreement is attached hereto, and the requesters (where the agent of the requester is present on behalf thereof, it is carried out by the agent) have affixed the signature or seal on the notarial certificate to acknowledge their acts. It is hereby notarized in accordance with Article 2, Paragraph 1 as well as Article 13, Paragraph 1, Subparagraphs 1 and 3 and the relevant provisions of the Notary Act.

The purport of the agreement on being forthwith subject to compulsory enforcement:

With regard to the property rental amount and the penalty to be paid as stated in the contract and the property to be returned as stated in the contract upon the expiration of the term by the Lessee, as well as the security deposit to be returned by the Lessor in accordance with the lease agreement after the termination of the lease relationship, if such obligations fail to be performed, they shall all be forthwith subject to compulsory enforcement.

This notarial certificate was made on May 12, 2021 at 4F, No. 408, Ruiguang Road, Neihu District, Taipei City, Taiwan (R.O.C.).

This certificate was read aloud to or made available for viewing to those present on-site, who then affixed a signature or seal as shown below after having acknowledged the correctness thereof.

Lessor’s representative	[HSIEH, CHEN-AN]

Lessee’s agent
[HUANG, YU-CHUN, MARUKO]

The notary public of the Taiwan Shilin District Court, Republic of China

Chang, Chia-Ching [affixed with seal]

The original was made according to the master copy at the Chang, Chia-Ching Notary Public Office, Taiwan Shilin District Court, Republic of China on May 12, 2021, and handed over to HSIEH, CHEN-AN and HUANG, YU-CHUN [MARUKO] for retention.

The Chang, Chia-Ching Notary Public Office, Taiwan Shilin District Court, Republic of China

Notary public [affixed with signature and seal]

Office address: 1F, No. 14, Ln. 74, Daxi Rd., Shilin Dist., Taipei, Taiwan (R.O.C.)

Tel: 02-2883-5023　　Fax: 02-2881-8036

Property Lease Agreement

The undersigned are:

Lessor: Ping Wei Co. (hereinafter referred to as Party A)

Lessee: VS Media Limited (hereinafter referred to as Party B)

As agreed by the two parties, this Agreement has been established with the terms and conditions set forth as follows:

Article 1: Property Description and Lease Scope

Property location: 9F, No. 164, Fuxing N. Rd., Zhongshan Dist., Taipei City, Taiwan (R.O.C.) (including one parking space, No. 21); scope of lease: entirety of the property.

Article 2: Lease Term

The lease period shall commence on July 9, 2021 and expire on July 23, 2024, whereas the rent exemption period for renovation is from July 9, 2021 to July 23, 2021. The rent shall be paid beginning July 24, 2021.

Article 3: Rental Fee Amount Agreement and Payment

The rent amount of NT$183,750 (tax included) shall be paid monthly from July 24, 2021 until July 23, 2024.

Party B shall pay the rent on the 24th of each month, without making any excuse to delay or refuse payment. On the other hand, Party A shall also not arbitrarily request an adjustment in the rent. In case of any delay in payment, Party B shall be deemed to be in violation of the Agreement. When Party B delays the rent payment, they shall pay additional interest calculated at an annual interest rate of 4% to Party A in accordance with the delayed amount.

Rent payment method:	By check: Party B shall issue 12 checks prior to the beginning of each lease year to cover 12 monthly payments to Party A, to be cashed monthly. The rent payment claim right still exists if there is any dishonored check out of the issued payment checks.

Article 4: Deposit

Party B shall pay NT$551,250 to Party A when signing this Lease Agreement as a performance bond to secure Party B’s fulfillment of the obligations required by this Agreement. Party A shall deduct the debts owed by Party B from the deposit and refund the remaining amount of the deposit, without interest, to Party B after Party B vacates the property and returns it to Party A upon termination or expiration of the lease and moves out its household registration or business registration.

Article 5: Tax Sharing

Property-related taxes shall be paid by Party A, whereas the miscellaneous expenses covering utilities, management fees and cleaning fees incurred due to Party B’s use of the leased property along with Party B’s business-related taxes shall be paid by Party B.

Article 6: Insurance

Party A shall take out a fire insurance policy for the leased property, while Party B shall be responsible for other renovation, facilities, and business-related liability insurance.

Article 7: Restrictions on the Use of the Property

The property is provided for business use.

Party B agrees to abide by the Residents’ Statutes, and shall not illegally use the property or store dangerous goods which may endanger public safety. Without the consent of Party A, Party B shall not sublease, lend, or dispose of part of or the entirety of the property to a third party, or otherwise provide the property in a different form for others to use, or transfer its rental right to a third party.

Article 8: Lessee’s Liability and Repair

Party B shall exercise the due care of a good administrator to use, manage, and maintain the leased property. In the event of any damage to the leased property resulting from intentional purpose, negligence or improper use, management or maintenance, Party B shall be held liable for the damage compensation. In the event that the leased property is damaged due to natural wear and tear or natural disasters not attributable to Party B and requires repair, Party A shall be responsible for repair after being notified by Party B. However, for the parts added or processed by Party B on its own, Party B shall still be liable for repair. In the case that the damage or destruction results from the management conducted by Party B or its employees, improper use or other causes attributable to Party B, Party B agrees to restore the property to its original condition or compensate according to the current market price.

Article 9: Renovation of Facilities

If Party B intends to add or process facilities to the leased property, it shall first provide the blueprints to Party A and obtain Party A’s consent, in which Party B shall be responsible for the incurred expenses and be held liable for the management and maintenance on its own; the implementation shall not damage the building structure and or affect its safety. The property shall be restored to its original condition when Party B returns the property to Party A.

Article 10: Agreed Termination

The lease shall not be terminated until the expiration of this Agreement. If Party B intends to terminate this Agreement early, it shall notify Party A two months in advance, and pay Party A a default fine of three months rent after obtaining Party A’s consent.

Article 11: Return of the Leased Premises

After the lease expires, this Agreement shall be deemed not renewed unless otherwise agreed upon in writing by both parties to separately establish a new lease agreement. Party B shall vacate the leased property and return it to Party A when the lease expires or is terminated. It shall not make any excuse to continue the use of this leased property, nor shall it request any relocation fee or other nominal expenses. If Party B fails to vacate and return the property in a timely manner, Party A may request a default fine in the amount of one month’s rent from Party B starting from the day following the lease termination or expiration day until the day that Party A vacates and returns the property.

Article 12: Disposal of Remaining Objects

Any objects left behind after Party B’s relocation shall be deemed waste and disposed of by Party A at its discretion, for which the fee required by the disposal shall first be deducted from the deposit and the deficiency, if any, shall be compensated for by Party B.

Article 13: Addresses for Service

The notifications between both Party A and Party B shall be sent to the addresses stated in this Agreement or the notarization. In the event of any change, the other party shall be notified in writing.

Article 14: Lessor’s Termination of the Lease

In case of any of the following circumstances occurring to Party B, Party A may terminate the lease:

1.	The total amount of the rent in arrears reaches one month of the rent, in which the rent is agreed to be paid at the beginning of each term (month), the delay in the payment has been over one month and Party B has still failed to make the payment within a reasonable time after receiving Party A’s demand notice.
2.	Use of the leased property by violating Article 7.
3.	Use of the leased property by violating Article 9.
4.	Use of the leased property by violating other agreed methods.

Article 15: Lessee’s Termination of the Lease

1.	When the property has defects which may endanger the safety and health of Party B or its cohabitants.
2.	In the event that the property is damaged and requires repair and Party A shall be responsible for the repair, yet Party A still fails to complete the repair within a reasonable time after receiving Party B’s demand notice.
3.	Due to the rights claimed by a third party in respect to the leased premises, Party B is not able to benefit from the use of the property as agreed.

Article 16: Other Matters

1.	The rent exemption period required for the renovation begins from the day that the Agreement is signed and the key is handed over to Party B, i.e., July 9, 2021 to July 23, 2021. During this period of time, Party B shall be responsible for paying the utilities and building management fee.
2.	For the air conditioning equipment affiliated with the property under a usable condition, Party A may hand such equipment over to Party B, but Party B shall be responsible for maintenance of the equipment. With regard to air conditioning bills, Party B shall share with the tenant of 9F-1 according to the consumption recorded in the electricity meter.
3.	Party A shall hand over the property “as is” (as per the detailed facilities list confirmed and signed by the two parties at the time of handover), whereas Party B shall vacate and return the property in the remodeled condition. Party B shall also provide the remodeling blueprints and wiring configuration diagrams for Party A’s reference.
4.	Prior to termination or expiration of the lease, Party A may bring potential lessees or purchasers to visit the leased premises. In principle, such a visit shall be made during the daytime, and both parties shall negotiate and come up with an agreed time for the visit.

5.	Party B shall ensure the legal use of the leased premises and comply with the Building Act and other relevant regulations. If the leased premises are required to have fire prevention and safety inspections and administrative personnel visits or make a declaration to the competent authorities in accordance with the statutory laws and regulations, Party B shall be liable for the incurred expenses and responsibilities.
6.	When the lease expires, Party B shall be given priority to negotiate the renewal of the lease. In the event that the conditions provided by Party B are the same as what are offered by a third party, Party B shall have the preemption right to the lease.

Article 17: Guarantor’s Joint and Several Liability

If Party B has a guarantor, the guarantor shall bear the joint and several liability for Party B.

Article 18: Matters not Covered

Matters not covered by the Agreement shall be subject to relevant laws and regulations as well as customs, and be fairly solved based on principles of the honesty and good faith.

Article 19: Other Special Matters

In the event that Party A is unable to hand over the property to Party B in a timely manner as a result of the current tenant’s delay in returning the property, Party B agrees to postpone the rent exemption period and the lease start date accordingly, but the lease expiration date shall remain unchanged and the property handover shall be no later than August 1, 2021.

Article 20: Validity of the Agreement:

1.	This Agreement shall come into effect upon signature by both parties.
2.	This Agreement is made out in triplicate, and Party A, Party B and the notary shall retain one copy each as the proof.
3.	Both Party A and Party B shall jointly work on the matters in regard to the Property Lease Agreement notarization and the expenses shall be equally shared by both parties.

Article 21: Matters to be Compulsorily Enforced: as Stated in the Notarization

1.	Return the property upon expiration of the lease
2.	Payment of the rent and default fine.
3.	Refunding of the deposit.

Parties to the agreement:

Lessor: Ping Wei Co.
Uniform business number: 53765118
Responsible person: HSIEH, CHEN-AN
Personal ID number: Q120034882
Address: 4F, No. 408, Ruiguang Rd., Neihu Dist., Taipei City, Taiwan (R.O.C.)

Lessee: VS Media Limited
Uniform business number: 54338424
Responsible person: WONG, NGA FAN
Passport number: KJ0558606
Address: 7F-1, No. 172, Fuxing N. Rd., Zhongshan Dist., Taipei City, Taiwan (R.O.C.)

Agent: HUANG, YU-CHUN [MARUKO]
Personal ID number: A22479797
Address: 3F, No. 41, Lane 370, Longjiang Rd., Zhongshan Dist., Taipei City, Taiwan (R.O.C.)

May 12, 2021